UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Avalo Therapeutics, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of Delaware for the purpose of effecting a reverse stock split (the “Reverse Stock Split”) of the outstanding shares of the Company’s common stock at a ratio of one (1) share for every twelve (12) shares outstanding, so that every twelve (12) outstanding shares of common stock before the Reverse Stock Split represents one (1) share of common stock after the Reverse Stock Split. The Reverse Stock Split, which was approved by our stockholders at the annual meeting of stockholders held on June 14, 2022, was effective at 5:00 p.m. on July 7, 2022.

Immediately prior to the Reverse Stock Split, there were approximately 112,868,677 shares of common stock outstanding. After the Reverse Split, there will be approximately 9,405,724 shares outstanding. Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged after the Reverse Stock Split except for minor changes and adjustments resulting from rounding of fractional interests. No fractional shares will be issued in connection with the Reverse Stock Split. Each stockholder who would otherwise be entitled to receive a fraction of a share of the Company’s common stock will instead receive one whole share of common stock. Because the Certificate of Amendment did not reduce the number of authorized shares of common stock, the effect of the Reverse Stock Split was to increase the number of shares of common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split did not alter the par value of the common stock and the rights and privileges of the holders of common stock are unaffected by the Reverse Stock Split other than any impact on proportional voting power due to rounding up of fractional shares.

The Reverse Stock Split was effected primarily to enable the Company to meet the continued listing criteria for Nasdaq’s Capital Market.

The Company’s transfer agent, American Stock Transfer & Trust Company (“AST”), will serve as the exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the Reverse Stock Split. AST will be issuing, automatically and without the need for stockholder action, all of the post-split shares in paperless, “book-entry” form and AST will hold the shares in an account set up for the stockholder. Stockholders who currently hold certificates need not exchange their certificates to receive their “book-entry” accounts at AST; those current certificates do not need to be submitted to AST for exchange in order to receive the “book-entry” accounts. Those stockholders holding common stock in “street name” will receive instructions from their brokers.

Pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding options and warrants, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plan will be reduced proportionately.

Copies of the Certificate of Amendment and the press release are attached to this Current Report on Form 8-K as Exhibits 3.1 and 99.1, respectively.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

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Exhibit No.	Description

3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, dated July 5, 2022 and effective July 7, 2022.

99.1	Press release, dated July 6, 2022.

104	The cover pages of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: July 7, 2022	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

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